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EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
Section 906 Certification

Pursuant to 18 U.S.C. § 1350, the undersigned officer of EchoStar Corporation (the "Company") hereby certifies that to the best of his knowledge the Company's Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K of EchoStar Corporation for the year ended December 31, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 17, 2010
Name:	/s/ Michael T. Dugan
Title:	President, Chief Executive Officer and Director

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER Section 906 Certification